--------------------------------------------------------------------------------


                          TRUST INDENTURE AND MORTGAGE
                                    [N___TZ]

                                [OWNED AIRCRAFT]

                          Dated as of _______ __, ____

                                     Between

                            AMERICAN TRANS AIR, INC.,

                                      Owner

                                       and

                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity,
                       except as expressly stated herein,
                            but solely as Mortgagee,

                                    Mortgagee



--------------------------------------------------------------------------------

Equipment Notes Covering One Boeing model 737-800 aircraft bearing United States registration no. N___TZ and manufacturer's serial no. _____, including two CFM International model CFM56-7B27 engines bearing manufacturer's serial nos. _____ and _____ .

--------------------------------------------------------------------------------

2002 EETC - Mortgage (Owned) (10)

                                TABLE OF CONTENTS

                                                                                                                Page


GRANTING CLAUSE...................................................................................................1


ARTICLE I  DEFINITIONS............................................................................................5



ARTICLE II  THE EQUIPMENT NOTES...................................................................................5
         SECTION 2.01.  Form of Equipment Notes...................................................................5
         SECTION 2.02.  Issuance and Terms of Equipment Notes....................................................11
         SECTION 2.03.  [Intentionally Omitted]..................................................................14
         SECTION 2.04.  Method of Payment........................................................................14
         SECTION 2.05.  Application of Payments..................................................................16
         SECTION 2.06.  Termination of Interest in Collateral....................................................17
         SECTION 2.07.  Registration Transfer and Exchange of Equipment Notes....................................17
         SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Equipment Notes.....................................19
         SECTION 2.09.  Payment of Expenses on Transfer; Cancellation............................................19
         SECTION 2.10.  Mandatory Redemptions of Equipment Notes.................................................20
         SECTION 2.11.  Voluntary Redemptions of Equipment Notes.................................................20
         SECTION 2.12.  Redemptions; Notice of Redemption........................................................20
         SECTION 2.13.  Subordination............................................................................21



ARTICLE III  RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS...................................................22
         SECTION 3.01.  Basic Distributions......................................................................22
         SECTION 3.02.  Event of Loss; Replacement; Optional Redemption..........................................22
         SECTION 3.03.  Payments After Event of Default..........................................................23
         SECTION 3.04.  Certain Payments.........................................................................25
         SECTION 3.05.  Other Payments...........................................................................26
         SECTION 3.06.  Application of Payments Under Guarantee..................................................26



ARTICLE IV  COVENANTS OF THE OWNER...............................................................................26
         SECTION 4.01.  Liens....................................................................................26
         SECTION 4.02.  Possession, Operation and Use, Registration and Markings.................................27
         SECTION 4.03.  Inspection...............................................................................33
         SECTION 4.04.  Replacement and Pooling of Parts, Alterations,
              Modifications and Additions; Substitution of Engines ..............................................33
         SECTION 4.05.  Loss, Destruction or Requisition.........................................................37
         SECTION 4.06.  Insurance................................................................................42
         SECTION 4.07.  Merger of Owner..........................................................................43

2002 EETC - Mortgage (Owned) (10)

                               TABLE OF CONTENTS
                                   (Continued)

                                                                                                                Page
                                                                                                                ----
ARTICLE V  EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE..............................................................44
         SECTION 5.01.  Event of Default.........................................................................44
         SECTION 5.02.  Remedies.................................................................................46
         SECTION 5.03.  Return of Aircraft, Etc..................................................................48
         SECTION 5.04.  Remedies Cumulative......................................................................49
         SECTION 5.05.  Discontinuance of Proceedings............................................................49
         SECTION 5.06.  Waiver of Past Defaults..................................................................49
         SECTION 5.07.  Appointment of Receiver..................................................................50
         SECTION 5.08.  Mortgagee Authorized to Execute Bills of Sale, Etc.......................................50
         SECTION 5.09.  Rights of Note Holders to Receive Payment................................................50



ARTICLE VI  DUTIES OF THE MORTGAGEE..............................................................................51
         SECTION 6.01.  Notice of Event of Default...............................................................51
         SECTION 6.02.  Action Upon Instructions; Certain Rights and Limitations.................................51
         SECTION 6.03.  Indemnification..........................................................................52
         SECTION 6.04.  No Duties Except as Specified in Trust Indenture or Instructions.........................52
         SECTION 6.05.  No Action Except Under Trust Indenture or Instructions...................................53
         SECTION 6.06.  Investment of Amounts Held by Mortgagee..................................................53



ARTICLE VII  THE MORTGAGEE.......................................................................................54
         SECTION 7.01.  Acceptance of Trusts and Duties..........................................................54
         SECTION 7.02.  Absence of Duties........................................................................54
         SECTION 7.03.  No Representations or Warranties as to Aircraft or Documents.............................54
         SECTION 7.04.  No Segregation of Monies; No Interest....................................................55
         SECTION 7.05.  Reliance; Agreements; Advice of Counsel..................................................55
         SECTION 7.06.  Compensation.............................................................................56
         SECTION 7.07.  Instructions from Note Holders...........................................................56



ARTICLE VIII  INDEMNIFICATION....................................................................................57
         SECTION 8.01.  Scope of Indemnification.................................................................57



ARTICLE IX  SUCCESSOR AND SEPARATE TRUSTEES......................................................................57
         SECTION 9.01.  Resignation of Mortgagee; Appointment of Successor.......................................57
         SECTION 9.02.  Appointment of Additional and Separate Trustees..........................................58

2002 EETC - Mortgage (Owned) (10)

                               TABLE OF CONTENTS
                                   (Continued)

                                                                                                                Page
                                                                                                                ----
ARTICLE X  SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE AND OTHER DOCUMENTS................................60
         SECTION 10.01.  Instructions of Majority; Limitations...................................................60
         SECTION 10.02.  Mortgagee Protected.....................................................................61
         SECTION 10.03.  Documents Mailed to Note Holders........................................................62
         SECTION 10.04.  No Request Necessary for Mortgage Supplement............................................62
         SECTION 10.05.  Notices to Liquidity Provider...........................................................62



ARTICLE XI  MISCELLANEOUS........................................................................................62
         SECTION 11.01.  Termination of Trust Indenture..........................................................62
         SECTION 11.02.  No Legal Title to Collateral in Note Holders............................................63
         SECTION 11.03.  Sale of Aircraft by Mortgagee Is Binding................................................63
         SECTION 11.04.  Trust Indenture for Benefit of Owner, Mortgagee,
              Note Holders and the other Mortgage Indemnitees ...................................................63
         SECTION 11.05.  Notices.................................................................................63
         SECTION 11.06.  Severability............................................................................64
         SECTION 11.07.  No Oral Modification or Continuing Waivers..............................................64
         SECTION 11.08.  Successors and Assigns..................................................................64
         SECTION 11.09.  Headings................................................................................65
         SECTION 11.10.  Normal Commercial Relations.............................................................65
         SECTION 11.11   Governing Law; Counterpart Form.........................................................65
         SECTION 11.12.  Voting By Note Holders..................................................................65
         SECTION 11.13.  Bankruptcy..............................................................................65

ANNEX A               Definitions
ANNEX B               Insurance
EXHIBIT A             Form of Trust Indenture and Mortgage Supplement
SCHEDULE I            Equipment Notes Amortization and Interest Rates

                                      iii

2002 EETC - Mortgage (Owned) (10)

                          TRUST INDENTURE AND MORTGAGE
                                    [N___TZ]

         TRUST INDENTURE AND MORTGAGE [N___TZ], dated as of ______________ __, ____ ("Trust Indenture"), between AMERICAN TRANS AIR, INC., an Indiana corporation ("Owner"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together with its successors hereunder, the "Mortgagee").

                               W I T N E S S E T H

         WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

         WHEREAS, the parties hereto desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Equipment Notes and
(ii) to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee, as part of the Collateral hereunder, among other things, of all of the Owner's right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner's obligations to the Note Holders and the Mortgage Indemnitees;

         WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner; and

         WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened:

                                 GRANTING CLAUSE

         NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Participation Agreement and in the Equipment Notes, for the benefit of the Note Holders and each of the Mortgage



2002 EETC - Mortgage (Owned) (10)

Indemnitees, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Mortgage
Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Collateral"), to wit:

         (1) The Airframe which is one Boeing 737-800 aircraft with the FAA Registration number of N____TZ and the manufacturer's serial number of _____ and Engines, each of which is a CFM International model CFM56-7B27 engine with the manufacturer's serial numbers of _____ and _____, is of 750 or more rated takeoff horsepower or the equivalent of such horsepower (such Airframe and Engines more particularly described in the Mortgage Supplement executed and delivered as provided herein) as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

         (2) The Purchase Agreement (to the extent such Agreement relates to the Aircraft) and the Bills of Sale to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Owner, however, all of the Owner's other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Owner in respect of such provisions (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to

2002 EETC - Mortgage (Owned) (10)
give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do in respect of such provisions (subject to such reservation), subject, with respect to the Purchase Agreement, to the terms and conditions of the Consent and Agreement and the Engine Consent and Agreement;

         (3) All proceeds with respect to the requisition of title to or use of the Aircraft or any Engine by any Government Entity or from the sale or other disposition of the Aircraft, the Airframe, any Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

         (4) All rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture held or required to be held by the Mortgagee hereunder; and

         (5) All proceeds of the foregoing;

         PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner's or any Permitted Lessee's right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the Purchase Agreement, to exercise in the Owner's name all rights and powers assigned hereunder under the Purchase Agreement (other than to amend, modify or waive any of the warranties or indemnities contained therein and assigned hereunder, except in the exercise of the Owner's reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of the Purchase Agreement which would increase the obligations of the Owner thereunder.

2002 EETC - Mortgage (Owned) (10)

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Mortgage Indemnitees, except as provided in Section 2.13 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (5) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

         It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Mortgage Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Mortgage Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand and receive any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

         The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation

2002 EETC - Mortgage (Owned) (10)
statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

         IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

                                   ARTICLE II

                               THE EQUIPMENT NOTES

SECTION 2.01. FORM OF EQUIPMENT NOTES

         The Equipment Notes shall be substantially in the form set forth below:

 THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF
  1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY
STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED
     UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH
                          REGISTRATIONS IS AVAILABLE.

2002 EETC - Mortgage (Owned) (10)

                            AMERICAN TRANS AIR, INC.

     SERIES [_____] EQUIPMENT NOTE DUE [____] ISSUED IN CONNECTION WITH THE BOEING MODEL 737-800 AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER N___TZ.

No. ____                                    Date: [__________, ____]
_______________________

INTEREST RATE                                                     MATURITY DATE
[___________]                                                     [____________]

         AMERICAN TRANS AIR, INC., an Indiana corporation ("Owner"), hereby promises to pay to WILMINGTON TRUST COMPANY, as Subordination Agent under the Intercreditor Agreement, or the registered assignee thereof, the principal sum of $____________ (the "Original Amount"), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in quarterly installments commencing on ______ __, 200_, and thereafter on [February 20], [May 20], [August 20] and [November 20] of each year, to and including _______________. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, whenever the date scheduled for any payment to be made hereunder or under the Trust Indenture shall not be a Business Day, then such payment shall not be due on such scheduled date but shall be due on the next succeeding Business Day with the same effect as if paid on the originally scheduled due date.

         For purposes hereof, the term "Trust Indenture" means the Trust Indenture and Mortgage [N____TZ] dated as of _______ __, ____, between the Owner and Wilmington Trust Company (the "Mortgagee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

         This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any

2002 EETC - Mortgage (Owned) (10)
overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

         The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.

         There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

         The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

         The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second, to the payment of the Original Amount of this Equipment Note then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

         This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture and the Participation Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other

2002 EETC - Mortgage (Owned) (10)

Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture and the Participation Agreement each holder hereof agrees by its acceptance of this Equipment Note.

         As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

         Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

         This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

         [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of Series A Equipment Notes and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Mortgagee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Mortgagee his attorney-in-fact for such purpose.](1)

         Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

         THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                      * * *
-----------------------
(1) This provision to appear in Series B Equipment Notes only.

2002 EETC - Mortgage (Owned) (10)

         IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                  AMERICAN TRANS AIR, INC.



                  By:___________________________
                     Name:
                     Title:

2002 EETC - Mortgage (Owned) (10)

                    MORTGAGEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

                  WILMINGTON TRUST COMPANY, as
     Mortgagee



                  By:__________________________
     Name:
     Title:


                                   SCHEDULE I
                           EQUIPMENT NOTE AMORTIZATION

Payment Date                            Percentage of Original Amount to Be Paid
------------                            ----------------------------------------
                       [SEE SCHEDULE I TO TRUST INDENTURE
                        WHICH IS INSERTED UPON ISSUANCE]
                                      * * *

2002 EETC - Mortgage (Owned) (10)

SECTION 2.02. ISSUANCE AND TERMS OF EQUIPMENT NOTES

         The Equipment Notes shall be dated the date of issuance thereof, shall be issued in two separate series consisting of Series A and Series B and in the maturities and principal amounts and shall bear interest as specified in
Schedule I hereto. On the date thereof, each Equipment Note shall be issued to the Subordination Agent on behalf of the Pass Through Trustee under the Pass Through Trust Agreements. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

         Each Equipment Note shall bear interest at the Debt Rate for the applicable Series of such Equipment Note (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding, payable in arrears on _____ __, ____, and on each [January 15], [April 15], [July 15] and [October 15] thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto which shall be attached as
Schedule I to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, whenever the date scheduled for any payment to be made hereunder or under any Equipment Note shall not be a Business Day, then such payment shall not be due on such scheduled date but shall be due on the next succeeding Business Day with the same effect as if paid on the originally scheduled due date. The interest rate borne by the Equipment Notes shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.


         The Owner agrees, without duplication, to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof (1) all Expenses, Transaction Expenses, and all other amounts, liabilities, indemnities, and obligations (including any Make-Whole Amount) that Owner assumes or

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

becomes obligated to pay or agrees to pay under any Operative Agreement to or on behalf of Mortgagee or any other Person including indemnity payments under
Section 7 of the Participation Agreement, but excluding any amount as to which Owner is obligated to pay a pro rata share pursuant to clause (5) of this definition, (2)(a) to the extent not payable (whether or not in fact paid) under
Section 6(a) or Section 6(b), as applicable, of the Note Purchase Agreement (as originally in effect or amended with Mortgagee's consent), the fees payable to Liquidity Provider under Section 2.3 of each Liquidity Facility, multiplied by a fraction the numerator of which is the then-outstanding aggregate principal amount of all the series of Equipment Notes, and the denominator of which is the then-outstanding aggregate principal amount of all "Series A Equipment Notes" and "Series B Equipment Notes" (each as defined in the Note Purchase Agreement);
(b) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.7 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance, multiplied by (y) the fraction specified in the foregoing clause (a); (c) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.7 of each Liquidity Facility, multiplied by (y) the fraction specified in the forgoing clause (a); (d) if any payment default exists with respect to interest on any series of Equipment Notes, (x) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance payable under Section 3.7 of each Liquidity Facility plus any interest at the Past-Due Rate actually payable (whether or not in fact paid) by Owner in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance was made by the applicable Liquidity Provider multiplied by (y) a fraction the numerator of which is the sum of all then-overdue interest on the Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any Equipment Notes), and the denominator of which shall be the sum of all then-overdue interest on all "Series A Equipment Notes" and "Series B Equipment Notes" (each as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (e) Owner's pro rata share of any other amounts owed to Liquidity Provider by Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (a), (b), (c), or (d) above, (3) Owner's pro rata share of all compensation and reimbursement of expenses, disbursements, and advances payable by Owner under the Pass-Through Trust Agreements, (4) Owner's pro rata share of all compensation and reimbursement of expenses and disbursements (including payments of indemnities) payable to Subordination Agent under the Intercreditor Agreement, except with respect to

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

any income or franchise taxes incurred by Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (5) Owner's pro rata share of any amount payable under Section 7.1 (and, if attributable thereto, Section 7.5) of the Participation Agreement to any Pass-Through Indemnitee to the extent such amount relates to, results from, or arises out of or in connection with (a) the Pass-Through Agreements or the enforcement of any of the terms of any of the Pass-Through Agreements, (b) the offer, sale, or delivery of the Pass-Through Certificates or any interest therein or represented thereby, or (c) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Pass-Through Agreement, or the falsity of any representation or warranty of Owner in any Pass-Through Agreement, and (6) if Owner requests any amendment to any Operative Agreement or Pass-Through Agreement, Owner's pro rata share of all reasonable fees and expenses (including fees and disbursements of counsel) of Escrow Agents and Paying Agents in connection therewith payable by Pass-Through Trustees under the Escrow Agreements. As used herein, "Owner's pro rata share" means as of any time a fraction, the numerator of which is the then-outstanding principal balance of Equipment Notes, and the denominator of which is the aggregate then-outstanding principal balance of all "Equipment Notes" (as each such term is defined in each of the Operative Indentures). For purposes of this definition, "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance", and "Unpaid Advance" have the same meanings as in each Liquidity Facility.

         The Equipment Notes shall be executed on behalf of the Owner by its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by a Vice President or Assistant Vice President or other authorized officer of the Owner; provided, however, that each such request shall specify the aggregate Original Amount of all Equipment Notes to be authenticated hereunder on original issue with respect to the Aircraft. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for

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herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

         The aggregate Original Amount of the Equipment Notes issued hereunder shall not exceed ____________________.


SECTION 2.03. [INTENTIONALLY OMITTED]

SECTION 2.04. METHOD OF PAYMENT

         (a) The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York City time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at Debt Rate until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if

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

such funds were received after 12:00 noon, New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.04.

         (b) The Mortgagee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (and such withholding shall constitute payment in respect of such Equipment Note) and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

         If a Note Holder which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8BEN (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any,

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

required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax (and such withholding shall constitute payment in respect of such Equipment
Note). If a Note Holder (x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

         Owner shall not have any liability for the failure of the Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.


SECTION 2.05. APPLICATION OF PAYMENTS

         In the case of each Equipment Note, each payment of Original Amount, Make-Whole Amount, if any, and interest due thereon shall be applied:

         First: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any

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


    overdue interest and any other overdue amounts thereunder) to the date of such payment;

         Second: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

         Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Equipment Note; and

         Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their normal maturity.


SECTION 2.06. TERMINATION OF INTEREST IN COLLATERAL

         No Note Holder or any other Mortgage Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Mortgage Indemnitee or the Mortgagee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner (collectively, the "Secured Obligations") shall have been paid in full.


SECTION 2.07. REGISTRATION TRANSFER AND EXCHANGE OF EQUIPMENT NOTES

         The Mortgagee shall keep a register (the "Equipment Note Register") in which the Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Mortgagee. The Mortgagee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any

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

Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount and of the same Series, upon surrender of the Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Indenture and the Participation Agreement applicable to Note Holders, including Sections 5.3, 5.4

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

and 8.1 thereof and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.


SECTION 2.08. MUTILATED, DESTROYED, LOST OR STOLEN EQUIPMENT NOTES

         If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note of the same Series payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Mortgagee such security or indemnity as may be required by them to save the Owner and the Mortgagee harmless and evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory Owner and the Mortgagee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.08, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within ten Business Days of the date of the written request therefor from the Note Holder.


SECTION 2.09.  PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION

         (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

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2002 EETC - Mortgage (Owned) (10)

         (b) The Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.


SECTION 2.10.  MANDATORY REDEMPTIONS OF EQUIPMENT NOTES

         On the date on which the Owner is required pursuant to Section 4.05 hereof to make payment for an Event of Loss with respect to the Airframe, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders but without Make-Whole Amount.


SECTION 2.11.  VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES

         All (but not less than all) of the Equipment Notes may be redeemed by the Owner upon at least 30 days' revocable prior written notice to the Mortgagee and the Note Holders, and the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders plus Make-Whole Amount, if any. Simultaneously with such redemption, the Owner shall also pay all other Secured Obligations (if any) owed to the Mortgagee and the Mortgage Indemnitee.


SECTION 2.12.  REDEMPTIONS; NOTICE OF REDEMPTION

         (a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee.

         (b) Notice of redemption with respect to the Equipment Notes shall be given by the Mortgagee by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder's address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to Mortgagee given not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption

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

date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

         (c) On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 12:30 p.m. New York City time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

         (d) Notice of redemption having been given and not revoked as aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.


SECTION 2.13. SUBORDINATION

         (a) The Owner and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in
Section 5.01(vi) hereof, except as expressly provided in Article III hereof.

         (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

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         (c) As used in this Section 2.13, the term "Senior Holder" shall mean,
(i) the Note Holders of Series A until the Secured Obligations in respect of Series A Equipment Notes have been paid in full and (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid in full, the Note Holders of Series B until the Secured Obligations in respect of Series B Equipment Notes have been paid in full.



                                   ARTICLE III

                RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

SECTION 3.01. BASIC DISTRIBUTIONS

         Except as otherwise provided in Section 3.03 hereof, each periodic payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

         (i) so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes; and

         (ii) after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes.


SECTION 3.02.  EVENT OF LOSS; REPLACEMENT; OPTIONAL REDEMPTION

         Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.11 hereof

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shall be applied to redemption of the Equipment Notes and to all other Secured
Obligations by applying such funds in the following order of priority:

First, (a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements and then (b) to pay any other amounts then due (except as provided in clause "Second" below) to the Mortgagee, the Note Holders and the other Mortgage Indemnitees under this Trust Indenture (other than the amounts specified in clause "Second" below), the Participation Agreement or the Equipment Notes;

Second,  (i) to pay the amounts specified in paragraph (i) of clause "Third" of
         Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes; and

   (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes; and

Third,   as provided in clause "Fourth" of Section 3.03 hereof;

         provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 4.05 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Mortgagee shall be held by the Mortgagee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner's written request upon the release of such Airframe or Engine and the replacement thereof as provided herein; provided, further, that no Make-Whole Amount shall be payable in connection with a redemption resulting from an Event of Loss.


SECTION 3.03. PAYMENTS AFTER EVENT OF DEFAULT

         Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be

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2002 EETC - Mortgage (Owned) (10)
continuing and after the declaration specified in Section 5.02(b) hereof, as well as all payments or amounts then held by the Mortgagee as part of the Collateral, shall be promptly distributed by the Mortgagee in the following order of priority:

First, so much of such payments or amounts as shall be required to (i) reimburse the Mortgagee or WTC for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the "Mortgaged Property") pursuant to
              Section 5.03(b) hereof) incurred by the Mortgagee or WTC (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTC or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Mortgagee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) all amounts payable to the other Mortgage Indemnitees hereunder and under the Participation Agreement; and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses
              (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section
              6.03 hereof;

Third, (i)    so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series
              A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series A Equipment Notes (other than

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2002 EETC - Mortgage (Owned) (10)

              Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series A, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series A Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series A Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) to the date of distribution; and

      (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the date of distribution; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.


              No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.


SECTION 3.04. CERTAIN PAYMENTS

              (a) Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Trust Indenture and for

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2002 EETC - Mortgage (Owned) (10)
which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

         (b) Notwithstanding anything to the contrary contained in this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Mortgage Indemnitee, in each case whether pursuant to Section 7 of the Participation Agreement or otherwise, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement.


SECTION 3.05. OTHER PAYMENTS

         Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with
Section 3.01 in the manner provided in clause "Fourth" of Section 3.03 hereof.


SECTION 3.06. APPLICATION OF PAYMENTS UNDER GUARANTEE

         All payments received by the Mortgagee pursuant to the Guarantee shall be distributed forthwith by the Mortgagee in the same order of priority, and in the same manner, as it would have distributed the payment in respect of which such payment under the Guarantee was received.

                                   ARTICLE IV

                             COVENANTS OF THE OWNER

SECTION 4.01. LIENS

         The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien or with respect to the Aircraft, the Airframe or any Engine or any Part, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time in respect of the Aircraft, the Airframe, any Engine or any Part.


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2002 EETC - Mortgage (Owned) (10)

SECTION 4.02.  POSSESSION, OPERATION AND USE, REGISTRATION AND MARKINGS

         (a) General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner's business judgment.

         (b) Possession. The Owner, without the prior consent of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that so long as no Event of Default shall have occurred and be continuing at the time of such lease, delivery, transfer or relinquishment, the Owner may, without such prior written consent of Mortgagee:

         (i) Subject or permit any Permitted Lessee to subject (aa) the Airframe to normal interchange agreements, or (bb) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Owner shall comply with Section 4.04(e) in respect thereof;

         (ii) Deliver or permit any Permitted Lessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by Section 4.04, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

         (iii) Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the Engines, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 4.02(b)(i);

         (iv) Install or permit any Permitted Lessee to install an Engine on an airframe leased to Owner or such Permitted Lessee, or purchased

2002 EETC - Mortgage (Owned) (10)
    by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and
    (y) Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Trust Indenture;

         (v) Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Owner shall comply with Section 4.04(e) hereof in respect thereof;

         (vi) Transfer or permit any Permitted Lessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

         (vii) Enter into a charter or Wet Lease or other similar arrangement with respect to the Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner's obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

         (viii) So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to the Aircraft, Airframe or any Engine with any Permitted Air Carrier that is not the subject to any


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2002 EETC - Mortgage (Owned) (10)
    bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing
    Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction (subject to customary exceptions), (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee's Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Trust Indenture covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Trust Indenture is enforceable against such Permitted Air Carrier under applicable Law (subject to customary exceptions);

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 4.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Trust Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect and (3) Owner shall ensure that no lease or transfer of possession otherwise in compliance with this Section 4.02(b) shall (x) adversely affect the United States registration of the Aircraft, unless the Aircraft is subject to reregistration in accordance with the provisions of Section 4.02(d) or the maintenance, operation or use thereof except in compliance with Sections 4.02(c) and 4.04(a) or (y) permit any action not permitted to the Owner hereunder.

         In the case of any lease permitted under this Section 4.02(b), the Owner will include in such lease appropriate provisions which (t) make such

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2002 EETC - Mortgage (Owned) (10)
lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder;
(u) require the Permitted Lessee to comply with the terms of Section 4.06; and
(v) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Owner's possession and use provided in this Trust Indenture and provisions for the maintenance and inspection of the Aircraft that are the same in all material respects as are contained herein. No lease permitted under this Section 4.02(b) shall be entered into unless (w) Owner shall provide written notice to Mortgagee and Moody's (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, at least 10 days in advance of entering into such lease);
(x) Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 4.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest (subject to Permitted Liens) of Mortgagee in the Aircraft, Airframe and Engines; and (z) Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease, and any such lease for a term of more than a year shall be assigned to Mortgagee to secure Owner's obligations hereunder. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee to perform any or all of the Owner's obligations under Article IV, and the Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

         Mortgagee hereby agrees, and each Note Holder by acceptance of an Equipment Note agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that Mortgagee, each Note Holder and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

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2002 EETC - Mortgage (Owned) (10)

         (c) Operation and Use. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate the Aircraft, Airframe or any Engine, or allow the Aircraft, Airframe or any Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government covering such area in accordance with Section 4.06(c), or (ii) in any recognized area of hostilities unless covered in accordance with Annex B by War Risk Insurance as required by the terms of Section 4.06 (including, without limitation, Section 4.06(c)), unless in any case referred to in this Section 4.02(c) the Aircraft, the Airframe or any Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as Owner diligently and in good faith proceeds to remove the Aircraft from such area. So long as the Aircraft, the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Aircraft, Airframe or any Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or materially and adversely affect the interest of any Note Holder therein, any material risk of criminal liability against Mortgagee or impair the Mortgagee's security interest in the Aircraft, Airframe or any Engine.

         (d) Maintenance and Repair. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall cause the Aircraft, Airframe and each Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA or the central aviation authority of Canada, Japan, or the Joint Aviation Authority (being the central aviation authority of France, Germany, Japan, the Netherlands, and the United Kingdom, inter alia) for the Aircraft, Airframe and Engines (the "Maintenance Program"), so as to (A) keep the Aircraft, the Airframe and each Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, (B) keep the Aircraft in such operating

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2002 EETC - Mortgage (Owned) (10)
condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft, except during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or
(z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (ii) except during periods when a Permitted Lease is in effect, the same standards as Owner uses with respect to similar aircraft of similar size in its fleet operated by Owner in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances. Owner further agrees that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to the Aircraft, Airframe or any Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of Mortgagee therein, or any material risk of criminal liability or material civil penalty against Mortgagee. The Owner shall maintain or cause to be maintained the Aircraft Documents in the English language.

         (e) Registration. The Owner on or prior to the date of the Closing shall cause the Aircraft to be duly registered with the FAA in its name under the Act and except as otherwise permitted by this Section 4.02(e) at all times thereafter shall cause the Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be continuing, Owner may, by written notice to Mortgagee, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in,
Section 5.4.5 of the Participation Agreement. Unless the Trust Indenture has been discharged, Owner shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents).

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2002 EETC - Mortgage (Owned) (10)

         (f) Markings. If permitted by applicable Law, on or reasonably promptly after the Closing Date, Owner will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend:
"Subject to a security interest in favor of Wilmington Trust Company, not in its individual capacity but solely as Mortgagee." Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this
Section 4.02(e).


SECTION 4.03. INSPECTION

         (a) At all reasonable times and upon reasonable advance notice (taking into consideration the availability of the Aircraft and Owner (or Permitted Lessee) personnel), so long as the Aircraft is subject to the Lien of this Trust Indenture, Mortgagee and its authorized representatives (the "Inspecting Parties") may (not more than once every 12 months unless an Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or such Permitted Lessee.

         (b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft, and no such inspection shall interfere with Owner's or any Permitted Lessee's maintenance and operation of the Aircraft, Airframe and Engines.

         (c) With respect to such rights of inspection, Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

         (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 4.03(a)).


SECTION 4.04. REPLACEMENT AND POOLING OF PARTS, ALTERATIONS, MODIFICATIONS AND ADDITIONS; SUBSTITUTION OF ENGINES


         (a) Replacement of Parts. Except as otherwise provided herein, so long as the Airframe or Engine is subject to the Lien of this Trust Indenture, Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts

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2002 EETC - Mortgage (Owned) (10)
which may from time to time be incorporated or installed in or attached to the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by
Section 4.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

         (b) Parts. Except as otherwise provided herein, any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or any Engine as provided in Section 4.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder, and (ii) such replacement Part shall become subject to this Trust Indenture and be deemed part of such Airframe or any Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or any Engine.

         (c) Pooling of Parts. Any Part removed from the Aircraft, Airframe or an Engine may be subjected by the Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Owner or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Sections 4.04(a) and 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Owner or a Permitted Lessee, at its

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2002 EETC - Mortgage (Owned) (10)
own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Trust Indenture, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft, Airframe or any Engine a further replacement Part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Trust Indenture in accordance with Section 4.04(b).

         (d) Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a "Mandatory Modification"); provided however, that the Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Mortgagee's interest in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft or the interest of Mortgagee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on Mortgagee or the holder of any Equipment Note. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine (each an "Optional Modification") as the Owner or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Owner deems are obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by the Trust Indenture immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness. All Parts incorporated or installed in or attached to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Trust Indenture; provided that the Owner or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, remove any such Part (such Part being referred to herein as a "Removable Part") from such Airframe or an Engine if (i) such Part is in


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2002 EETC - Mortgage (Owned) (10)
addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to the terms of Section 4.02(d) or the first sentence of this
Section 4.04(d) and (iii) such Part can be removed from such Airframe or any Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected by the Owner, assuming the Aircraft was otherwise maintained in the condition required by this Trust Indenture and such Removable Part had not been incorporated or installed in or attached to the Aircraft, Airframe or such Engine. Upon the removal by the Owner of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by third parties other than Mortgagee.

         (e) Substitution of Engines. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall have the right at its option at any time, on at least five Business Days' prior notice to the Mortgagee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Mortgagee and the Lien of this Trust Indenture and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Trust Indenture and be deemed part of the Aircraft for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Trust Indenture). The Owner's right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the applicable conditions precedent set forth in Section 4.05(c) at the Owner's sole

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2002 EETC - Mortgage (Owned) (10)
cost and expense, and the Mortgagee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions.


SECTION 4.05. LOSS, DESTRUCTION OR REQUISITION

                  (a) Event of Loss With Respect to the Airframe.

         Upon the occurrence of an Event of Loss with respect to the Airframe, the Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall, within 45 days after such occurrence, give the Mortgagee written notice of Owner's election to either replace the Airframe as provided under Section 4.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii)):

                  (i) if Owner elects to replace the Airframe, Owner shall, subject to the satisfaction of the conditions contained in Section 4.05(c), as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor, such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this Trust Indenture); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

                  (ii) if Owner elects to make a payment in respect of such Event of Loss of the Airframe, Owner shall make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with
         Section 2.10 hereof on a date on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss with respect to an Airframe or within 60 days of such Event of Loss with respect to any Engine, and (y) the fourth Business

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

         Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Owner's election under Section 4.05(a) to make payment under this Section 4.05
         (a)(ii)); and upon such payment and payment of all other Secured Obligations then due and payable, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the Airframe and the Engines, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

                  (b) Effect of Replacement. Should the Owner have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 4.05(a)(i), (i) the Lien of this Trust Indenture shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the replaced Airframe and Engines, if any, by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and
(iii) in the case of a replacement upon an Event of Loss, the Mortgagee shall assign to the Owner (or if directed by the Owner, the insurers having made payment in respect of the applicable Event of Loss) all claims the Mortgagee may have against any other Person arising from the Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Sections 4.05(d).

                  (c) Conditions to Airframe and Engine Replacement. The Owner's right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 4.04(e) or 4.05(a)(i), as the case may be, shall be subject to the fulfillment, at the Owner's sole cost and expense, in addition to the conditions contained in such Section 4.04(e) or 4.05(a)(i), as the case may be, of the following conditions precedent:

                  (i) on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this Trust Indenture (such date being referred to in this Section 4.05 as the "Replacement Closing Date"), an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Mortgagee:

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2002 EETC - Mortgage (Owned) (10)

                           (A) a Mortgage Supplement covering the Replacement
                  Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 4.02(d), as the case may be;

                           (B) an FAA Bill of Sale (or a comparable document, if
                  any, of another Aviation Authority, if applicable) covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner;

                           (C) a full warranty (as to title) bill of sale,
                  covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner's option, other evidence of the Owner's ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Mortgagee); and

                           (D) Uniform Commercial Code financing statements (or
                  any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 4.02(d)) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Airframe and Replacement Engines, if any;

                  (ii) the Replacement Airframe and Replacement Engines, if any, shall be of the same model as the Airframe or Engines, as the case may be, or an improved model of such aircraft or engines of the manufacturer thereof, shall have a value and utility (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this Trust Indenture);

                  (iii) the Mortgagee (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 4.06 with respect to the Replacement Airframe and Replacement Engines, if any;

                  (iv) on the Replacement Closing Date, (A) the Owner shall cause the Replacement Airframe and Replacement Engines, if any, to be subject
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2002 EETC - Mortgage (Owned) (10)
         to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA or other applicable Aviation Authority as to type and airworthiness in accordance with the terms of this Trust Indenture and (C) application for registration of the Replacement

         Airframe in accordance with Section 4.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Owner shall have authority to operate the Replacement Airframe;

                  (v) the Mortgagee at the expense of the Owner, shall have received (acting directly or by authorization to its special counsel)
         (A) an opinion of counsel, addressed to the Mortgagee, to the effect that (1) the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Trust Indenture, and Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion with respect to
         Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Mortgagee, and (2) the FAA Bills of Sale constitutes an effective instrument for the conveyance of title to the Replacement Airframe or Replacement Engine, and (B) an opinion of Owner's aviation law counsel reasonably satisfactory to and addressed to Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Mortgage Supplement with respect to such Replacement Airframe or Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with
         Section 4.02(e), as the case may be; and

                  (vi) the Owner shall have furnished to the Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this Trust Indenture).

         Owner and Mortgagee understand and agree that if, at the time of any replacement of the Airframe or any Engine(s) as contemplated in this Section 4.05, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 4.05 relating to compliance with the requirements of the Transportation Code or the

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2002 EETC - Mortgage (Owned) (10)

FAA shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

                  (d) Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

                  (i) If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Owner with the applicable terms of Section 4.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

                  (ii) If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon compliance by Owner with the applicable terms of Section 4.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

                  (iii) If such amounts are received, in whole or in part, with respect to the Airframe, and Owner makes, has made or is deemed to have made the election set forth in Section 4.05(a)(ii), such amounts shall be applied as follows:

                           first, if the sum described in Section 4.05(a)(ii)
                  has not then been paid in full by Owner, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

                           second, the remainder, if any, shall be paid to
                  Owner.

                  (e) Requisition for Use. In the event of a requisition for use by any Government Entity of the Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner's obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of the requisition for use by a Government Entity of such Engine (but not the Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 4.04(e)

                                       41

2002 EETC - Mortgage (Owned) (10)
to the same extent as if an Event of Loss in respect of such Engine had occurred and any payments received by the Mortgagee or the Owner from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Owner.

                  (f) Certain Payments to be Held As Security. Any amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall to the extent not theretofore applied as provided herein, be paid over to the Owner.


SECTION 4.06.  INSURANCE

                  (a) Owner's Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

                  (b) Insurance for Own Account. Nothing in Section 4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this
Section 4.06 and Annex B.

                  (c) Indemnification by Government in Lieu of Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.06, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.06.

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2002 EETC - Mortgage (Owned) (10)

                  (d) Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Owner pursuant to this Section 4.06 will be applied in accordance with Section 4.05(d). All proceeds of insurance required to be maintained by Owner, in accordance with Section 4.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Owner or any Permitted Lessee) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner (or as Owner shall direct).


SECTION 4.07.  MERGER OF OWNER

                  (a) In General.

         Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

                  (i) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

                  (ii) such person executes and delivers to Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Owner;

                  (iii) if the Aircraft is, at the time, registered with the FAA, such person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger or, if the Aircraft is, at the time, not registered with the FAA, such person makes such filings and recordings with the Aviation Authority as shall be necessary to evidence such consolidation or merger; and

                  (iv) Owner furnishes Mortgagee an opinion of counsel reasonably satisfactory to Mortgagee to the effect that such consolidation or merger


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2002 EETC - Mortgage (Owned) (10)
         has satisfied at the closing of such consolidation or merger items (i),
         (ii) and (iii) above; and


                  (v) immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing.

                  (b)      Effect of Merger.

         Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as "Owner" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under the Trust Indenture.

                                    ARTICLE V

                    EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

SECTION 5.01.  EVENT OF DEFAULT

         "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Entity):

                  (i) the failure of the Owner or Guarantor to pay (i) principal of, interest on or Make-Whole Amount, if any, under any Equipment Note when due, and such failure shall continue unremedied for a period of ten Business Days, or (ii) any other amount payable by it to the Note Holders or any Mortgage Indemnitee under this Trust Indenture or the Participation Agreement when due, and such failure shall continue for a period in excess of 10 days after Owner has received written notice from Mortgagee of the failure to make such payment when due;

                  (ii) Owner or Guarantor shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of
         Section 4.06;

                  (iii) Owner or Guarantor shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other

                                       44

2002 EETC - Mortgage (Owned) (10)

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         Operative Agreement to which it is a party and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Owner or Guarantor, as the case may be, from Mortgagee, unless such failure is capable of being corrected and Owner or Guarantor shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice;

                  (iv) any representation or warranty made by Owner or Guarantor herein, in the Participation Agreement or in any other Operative Agreement to which it is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) is material at the time in question, and (c) remains uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of 30 days from and after the date of written notice thereof from Mortgagee to Owner or Guarantor;

                  (v) the Owner or Guarantor shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner or Guarantor shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner or Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Owner or Guarantor shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner or Guarantor shall seek an agreement, composition, extension or adjustment with its creditors under such laws;

                  (vi) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

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2002 EETC - Mortgage (Owned) (10)


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                  (vii) a petition against the Owner in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

                  (viii) the Guarantee shall for any reason whatsoever cease to be in full force and effect or Guarantor shall, in writing, repudiate the Guarantee or deny that its obligations thereunder are valid, binding and enforceable.


SECTION 5.02.  REMEDIES

                  (a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided, that the Mortgagee shall give the Owner fifteen days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

                  (b) If an Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or
(vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but

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

unpaid interest (without Make-Whole Amount) and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

         This Section 5.02(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee's declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                  (c) The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

                  (d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

                  (e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

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SECTION 5.03.  RETURN OF AIRCRAFT, ETC.

                  (a) If an Event of Default shall have occurred and be continuing and the Equipment Notes have been accelerated, at the request of the Mortgagee, the Owner shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

                  (b) Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the

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employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.


SECTION 5.04.  REMEDIES CUMULATIVE

         Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

SECTION 5.05.  DISCONTINUANCE OF PROCEEDINGS

         In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

SECTION 5.06.  WAIVER OF PAST DEFAULTS

         Upon written instruction from a Majority in Interest of Note Holders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Mortgagee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment

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Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

SECTION 5.07. APPOINTMENT OF RECEIVER

         The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

SECTION 5.08. MORTGAGEE AUTHORIZED TO EXECUTE BILLS OF SALE, ETC.

         The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee, effective during the continuance of any Event of Default, the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable Law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

SECTION 5.09. RIGHTS OF NOTE HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

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

                                   ARTICLE VI

                             DUTIES OF THE MORTGAGEE

SECTION 6.01.  NOTICE OF EVENT OF DEFAULT

         If the Mortgagee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Mortgagee shall give prompt written notice thereof to each Note Holder. Subject to the terms of Sections 5.06, 6.02 and
6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Mortgagee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest within one Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.


SECTION 6.02.  ACTION UPON INSTRUCTIONS; CERTAIN RIGHTS AND LIMITATIONS

         Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this
Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Mortgagee.

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         The Mortgagee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee hereunder.


SECTION 6.03.  INDEMNIFICATION

         The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof),
6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause "First" of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Mortgagee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB (or a Note Holder who has all of its obligations guaranteed by a QIB), signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.


SECTION 6.04.  NO DUTIES EXCEPT AS SPECIFIED IN TRUST INDENTURE OR INSTRUCTIONS

         The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain

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from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

SECTION 6.05.  NO ACTION EXCEPT UNDER TRUST INDENTURE OR INSTRUCTIONS

         The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Mortgagee pursuant to this Trust Indenture and in accordance with the express terms hereof.


SECTION 6.06.  INVESTMENT OF AMOUNTS HELD BY MORTGAGEE

         Any amounts held by the Mortgagee pursuant to the proviso to the first sentence of Section 3.01, pursuant to Section 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Mortgagee from time to time in Cash Equivalents as directed by the Owner so long as the Mortgagee may acquire the same using its best efforts. All Cash Equivalents held by the Mortgagee pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Mortgagee's reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its

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maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

                                   ARTICLE VII

                                  THE MORTGAGEE

SECTION 7.01. ACCEPTANCE OF TRUSTS AND DUTIES

         The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Trust Indenture Estate in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Participation Agreement or expressly made hereunder.


SECTION 7.02. ABSENCE OF DUTIES

         Except in accordance with written instructions furnished pursuant to
Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Mortgagee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner's covenants herein or any Permitted Lessee's covenants under any assigned Permitted Lease with respect to the Aircraft.


SECTION 7.03.  NO REPRESENTATIONS OR WARRANTIES AS TO AIRCRAFT OR DOCUMENTS

         THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY,

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EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH
SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its individual or trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Participation Agreement, the Equipment Notes, or the Purchase Agreement or the Guarantee, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner made in its individual capacity and the representations and warranties of the Mortgagee in its individual capacity, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Note Holders make no representation or warranty hereunder whatsoever.


SECTION 7.04. NO SEGREGATION OF MONIES; NO INTEREST

         Any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default or Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents either registered in the name of the Mortgagee or credited to an Eligible Account of the type described in clause (a) of the definition thereof; provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.


SECTION 7.05. RELIANCE; AGREEMENTS; ADVICE OF COUNSEL

         The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Mortgagee may accept a copy of a resolution of the Board of Directors (or


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Executive Committee thereof) of the Owner, certified by the Secretary or an
Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.


SECTION 7.06. COMPENSATION

         (a) The Mortgagee shall be entitled to reasonable compensation for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation (and for expenses and disbursements, including the reasonable fees and expenses of counsel), to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

         (b) The Owner agrees to indemnify the Mortgagee against any taxes imposed upon it relating to, or arising out of the performance of its responsibilities hereunder other than taxes, fees or charges based on, or measured by any fees or compensation received by the Mortgagee for services rendered in connection with the Transaction.


SECTION 7.07.  INSTRUCTIONS FROM NOTE HOLDERS

         In the administration of the trusts created hereunder, the Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any

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other provision herein or should the Mortgagee's duties or obligations hereunder be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01.  SCOPE OF INDEMNIFICATION

         The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 7 of the Participation Agreement.

                                   ARTICLE IX

                         SUCCESSOR AND SEPARATE TRUSTEES

SECTION 9.01. RESIGNATION OF MORTGAGEE; APPOINTMENT OF SUCCESSOR

         (a) The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, a Majority in Interest of Note Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner's reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

         (b) Any successor Mortgagee, however appointed, shall execute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee

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arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

         (c) Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Salt Lake City, Utah; and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee hereunder upon reasonable or customary terms.

         (d) Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture without further act.


SECTION 9.02.  APPOINTMENT OF ADDITIONAL AND SEPARATE TRUSTEES

         (a) Whenever (i) the Mortgagee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or (iii) the Mortgagee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be

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

necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

         (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall

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

take any discretionary action except on the instructions of the Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and the Mortgagee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Mortgagee hereunder.

         (c) If at any time the Mortgagee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

                                    ARTICLE X

               SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
                               AND OTHER DOCUMENTS

SECTION 10.01. INSTRUCTIONS OF MAJORITY; LIMITATIONS

         (a) The Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and of the Liquidity Provider, no such amendment, waiver or modification of the terms of, or consent under, any

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thereof, shall (i) modify any of the provisions of this Section 10.01, or of
Article II or III or Section 5.01, 5.02(c), 5.02(d), 6.01 or 6.02 hereof, the definitions of "Event of Default," "Default," "Majority in Interest of Note Holders," "Make-Whole Amount" or "Note Holder," or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or (iv) permit the creation of any Lien on the Trust Indenture Estate or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof.

         (b) The Owner and the Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Mortgagee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vi) to add to the rights of the Note Holders; (vii) to include on the Equipment Notes any legend as may be required by Law; and
(viii) subject to the provisions of Section 8.3 of the Participation Agreement and Section 1 (j) of the Note Purchase Agreement, to give effect to a sale-leaseback transaction.

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

SECTION 10.02.  MORTGAGEE PROTECTED

         If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section
10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.


SECTION 10.03. DOCUMENTS MAILED TO NOTE HOLDERS

         Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.


SECTION 10.04. NO REQUEST NECESSARY FOR MORTGAGE SUPPLEMENT

         No written request or consent of the Note Holders pursuant to Section
10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Mortgage Supplement specifically required by the terms hereof.


SECTION 10.05. NOTICES TO LIQUIDITY PROVIDER.

         Any request made to any Note Holder for consent to any amendment or supplement to this Trust Indenture or the Equipment Notes pursuant to this
Article X shall be promptly furnished by the Loan Trustee to each Liquidity Provider.


                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01. TERMINATION OF TRUST INDENTURE

         Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Mortgage Indemnitees, the Note Holders and the Mortgagee hereunder or under the Participation Agreement or other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and all other Collateral from the Lien of the Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the

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

trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.


SECTION 11.02. NO LEGAL TITLE TO COLLATERAL IN NOTE HOLDERS

         No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.


SECTION 11.03.  SALE OF AIRCRAFT BY MORTGAGEE IS BINDING

         Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.


SECTION 11.04. TRUST INDENTURE FOR BENEFIT OF OWNER, MORTGAGEE, NOTE HOLDERS AND THE OTHER MORTGAGE INDEMNITEES

         Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Mortgage Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture, except that the persons referred to in the last paragraph of Section 4.02(b) shall be third party beneficiaries of such paragraph.


SECTION 11.05. NOTICES

         Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents,

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

waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner, addressed to it at Indianapolis International Airport, 7337 West Washington Street, Indianapolis, Indiana 46231, Attention: Executive Vice President and Chief Financial Officer, facsimile number (317) 240-7091, (ii) if to Mortgagee, addressed to it at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 651-8882, (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner or the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business Day. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.


SECTION 11.06. SEVERABILITY

         Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


SECTION 11.07. NO ORAL MODIFICATION OR CONTINUING WAIVERS

         No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section
10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.


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2002 EETC - Mortgage (Owned) (10)

SECTION 11.08. SUCCESSORS AND ASSIGNS

         All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.


SECTION 11.09. HEADINGS

         The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


SECTION 11.10. NORMAL COMMERCIAL RELATIONS

         Anything contained in this Trust Indenture to the contrary notwithstanding. Owner and Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.


SECTION 11.11 GOVERNING LAW; COUNTERPART FORM

         THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


SECTION 11.12. VOTING BY NOTE HOLDERS

         All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.


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

SECTION 11.13. BANKRUPTCY

         It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft. Airframe, Engines and Parts as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.



         IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.


                                          AMERICAN TRANS AIR, INC.

                                          By:___________________________________
                                          Name:
                                          Title:


                                          WILMINGTON TRUST COMPANY,
                                          as Mortgagee


                                          By:___________________________________
                                             Name:
                                             Title:


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2002 EETC - Mortgage (Owned) (10)

                                     ANNEX A

                                   DEFINITIONS

                                   [Attached]



2002 EETC - Mortgage (Owned) (10)

                                                           ANNEX B - INSURANCE
                                                            TRUST INDENTURE ____


                                     ANNEX B

                                    INSURANCE

         Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.


A. LIABILITY INSURANCE

         1. Except as provided in Section A.2 below, Owner will carry or cause to be carried at all times, at no expense to Mortgagee, comprehensive airline legal liability (including, but not limited to passenger liability, property damage, and contractual liability insurance) with respect to the Aircraft, the Airframe and the Engines, which is (i) in an amount not less than the greater of
(x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by Owner of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount per occurrence;(ii) of the type and covering the same risks as from time to time applicable to aircraft operated by Owner of the same type as the Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as "Approved Insurers").

         2. During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Owner of the same type as the Aircraft which are on the ground and not in operation and
(ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by Owner of the same type which are on the ground and not in operation.


B. HULL INSURANCE

         1. Except as provided in Section B.2 below, Owner will carry or cause to be carried at all times, at no expense to Mortgagee, with Approved Insurers "all-risk" ground and flight aircraft hull insurance covering each Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned

FORM OF OWNED AIRCRAFT INDENTURE
2002 EETC - Mortgage (Owned) (10)
by Owner of the same type as the Aircraft for an amount denominated in United States Dollars not less than the unpaid Original Amount together with six months of interest accrued thereon (the "Debt Balance").

         Any policies of insurance carried in accordance with this Section B.1 covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Mortgagee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Debt Balance and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Debt Balance shall be payable to the Mortgagee, except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Mortgagee whether such payment is made to Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to Mortgagee otherwise than in respect of an Event of Loss, the Mortgagee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Owner or any other third party that is entitled to receive such proceeds.

         2. During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Owner of the same type similarly on the ground and not in operation, provided that Owner shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Debt Balance during such period that the Aircraft is on the ground and not in operation.


FORM OF OWNED AIRCRAFT INDENTURE                                               2
2002 EETC - Mortgage (Owned) (10)

C. WAR-RISK, HIJACKING AND ALLIED PERILS INSURANCE

         If Owner (or any Permitted Lessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by Owner (or any Permitted Lessee) on such routes or in such areas, Owner shall maintain or cause to be maintained war-risk, hijacking and allied perils insurance of substantially the same type carried by similar United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the unpaid Original Amount.


D. GENERAL PROVISIONS

         Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:


                  (i) shall name Mortgagee, each Note Holder and each Liquidity Provider (collectively, the "Additional Insureds"), as its interests may appear;

                  (ii) shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and allied perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

                 (iii) shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of the Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Owner (or any Permitted Lessee);

                  (iv) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional


FORM OF OWNED AIRCRAFT INDENTURE                                               3
2002 EETC - Mortgage (Owned) (10)

         Insureds for 30 (seven days in the case of war risk, hijacking and allied perils insurance) days after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

                  (v) shall waive any rights of recourse, subrogation, setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

                  (vi) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

                  (vii) shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

                  (ix) shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

                  (x) shall contain a 50/50% Clause per Lloyd's Aviation Underwriters' Association Standard Policy Form AVS 103;

         provided, that any such endorsements may be subject to any limitations on endorsements generally prevailing in the airline insurance marketplace at the time (e.g. AVN67B).

E. REPORTS AND CERTIFICATES; OTHER INFORMATION

         On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, Owner will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Owner hereunder and a report, signed by Owner's or Permitted Lessee's regular independent insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid and (b) such insurance complies with the terms of this Annex B. To the extent such agreement is reasonably obtainable Owner will also cause the Insurance Broker to agree to notify Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines or cause the cancellation or termination of such insurance, and to notify Mortgagee in writing at least 30 days (seven days

FORM OF OWNED AIRCRAFT INDENTURE                                               4
2002 EETC - Mortgage (Owned) (10)
in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.


F. RIGHT TO PAY PREMIUMS

         Each Additional Insured shall have the rights but not the obligations of an additional named insured. No Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any required insurance due to the nonpayment of premium, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Trust Indenture and to maintain such coverage, as Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Owner shall, upon demand, reimburse Mortgagee for amounts so paid by them.


G. DEDUCTIBLES; SELF-INSURANCE

         Owner may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section B, insuring for a maximum amount which is less than the Debt Balance) in the insurance covering the risks required to be insured against pursuant to Section 4.06 and this Annex B under a program applicable to all aircraft in Owner's fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 11 and this Annex B exceed during any policy year, with respect to all of the aircraft in Owner's fleet (including, without limitation, the Aircraft), the lesser of (a) 50% of the largest replacement value of any single aircraft in Owner's fleet and (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Owner carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Owner may self-insure to such higher level. In addition, Owner (and any Permitted Lessee) may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines.


FORM OF OWNED AIRCRAFT INDENTURE                                               5
2002 EETC - Mortgage (Owned) (10)

                                                                       EXHIBIT A
                                                                              TO
                                                    TRUST INDENTURE AND MORTGAGE

                TRUST INDENTURE AND MORTGAGE [N___TZ] SUPPLEMENT

         This TRUST INDENTURE AND MORTGAGE [N___TZ] SUPPLEMENT NO. 1, dated ______________ ___, ____ (herein called this "Mortgage Supplement") of AMERICAN TRANSAIR, INC., as Owner (the "Owner").

                              W I T N E S S E T H:

         WHEREAS, the Trust Indenture and Mortgage, dated as of ______________ __, ____ (as amended and supplemented to the date hereof, the "Trust Indenture") between the Owner and Wilmington Trust Company, as Mortgagee (the "Mortgagee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Mortgagee; and

         WHEREAS, each of the Trust Agreement and Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

         NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner's right, title and interest in and to the following described property:

                                    AIRFRAME

One airframe identified as follows:
                                     FAA Registration           Manufacturer's
Manufacturer               Model         Number                  Serial Number
------------               -----         ------                  -------------

The Boeing Company

together with all of the Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.


2002 EETC - Mortgage (Owned) (10)

                                AIRCRAFT ENGINES

                  Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

Manufacturer             Manufacturer's Model                      Serial Number
------------             --------------------                      -------------
CFM International             CFM56-7B27
CFM International             CFM56-7B27

together with all of Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.

         Together with all of Owner's right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Mortgage Indemnitees, except as provided in Section 2.14 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

         This Mortgage Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         AND, FURTHER, the Owner hereby acknowledges that the Aircraft referred to in this Mortgage Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Trust Indenture.

                                      * * *


2002 EETC - Mortgage (Owned) (10)

         IN WITNESS WHEREOF, the Owner has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                      AMERICAN TRANS AIR, INC.


                                      By:___________________________________
                                         Name:
                                         Title:


2002 EETC - Mortgage (Owned) (10)

                                   SCHEDULE I

                            ORIGINAL AMOUNT                      INTEREST RATE
                            ---------------                      -------------
Series A:

Series B:



2002 EETC - Mortgage (Owned) (10)

                          Trust Indenture and Mortgage
                           Equipment Note Amortization


                                                  Percentage of Original
         Payment Date                                Amount to be Paid
------------------------------            --------------------------------------


2002 EETC - Mortgage (Owned) (10)